UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court Gainesville, Florida 32653
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 14, 2008, Exactech, Inc., a Florida corporation (the “Company”), announced that it closed its previously announced sale of 877,391 million shares of its common stock through a registered direct offering (the “Offering”) at $23.00 per share. Thomas Weisel Partners LLC and Canaccord Adams Inc. served as co-lead agents for the transaction. Robert W. Baird & Co. Incorporated and Noble Financial Capital Markets served as additional co-agents. The net proceeds of the Offering were approximately $18.8 million after deducting the placement agency fees and all offering expenses payable by the Company.

All shares of the common stock issued in the Offering have been registered under an effective registration statement on Form S-3 (file no. 333-150055) filed with the Securities and Exchange Commission on April 2, 2008 and declared effective on April 10, 2008.

The Company’s press release announcing the closing of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by the Company on May 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: May 14, 2008	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on May 14, 2008.